Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TotalEnergies SE

(Exact name of registrant as specified in its charter)

Republic of France	98-0227345

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

2, place Jean Millier
La Défense 6
92400 Courbevoie
France
Phone: +33 (0)1 47 44 45 46

(Address of principal executive offices) (Zip code)

TotalEnergies Holdings USA, Inc.
2024 Employee Shareholder Plan

(Full Title of the Plan)

Ms. Dawn Lannin
TotalEnergies Holdings USA, Inc.
1201 Louisiana Street, Suite 1800
Houston, Texas 77002
(713) 483-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer	☐

Non-accelerated filer ☐	Smaller reporting company	☐

	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this registration statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). This registration statement on Form S-8 is filed by TotalEnergies SE, a European company (Societas Europaea or SE) organized under the laws of the Republic of France (the “Corporation” or “Registrant”), regarding the TotalEnergies Holdings USA, Inc. 2024 Employee Shareholder Plan (the “Plan”). Documents containing the information required by Part I of the registration statement will be sent or given to Plan participants as specified by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Corporation are incorporated herein by reference:

(1) the Corporation’s annual report on Form 20-F for the fiscal year ended December 31, 2023, filed with the Commission on March 29, 2024;

(2) the Corporation’s Report on Form 6-K, furnished to the SEC on April 26, 2024;

(3) the description of the Corporation’s shares contained in Exhibit 2.2 to the Registrant’s annual report on Form 20-F filed with the Commission on March 29, 2024.

To the extent designated therein, certain Reports on Form 6-K and all documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after this registration statement but prior to the filing of a post-effective amendment which indicates that all remaining securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents; provided, however, that information deemed to have been furnished and not filed shall not be deemed to be incorporated by reference into this registration statement.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

Nolwenn Delaunay, General Counsel to the Corporation, has given her opinion about certain legal matters affecting the securities registered under this registration statement. Nolwenn Delaunay owns, or may have the right to acquire, the Registrant’s Shares and/or American Depository Shares.

Item 6. Indemnification of Directors and Officers.

The Corporation maintains liability insurance for directors and officers including insurance against liabilities under the Securities Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1	Articles of Association (Statuts) of the Corporation (incorporated by reference to Exhibit 1 to the Corporation’s Annual Report on Form 20-F for the year ended December 31, 2023 filed on March 29, 2024)

4.2*	Resolutions approved by the shareholders of the Corporation on May 26, 2023

5.1*	Opinion of Nolwenn Delaunay, General Counsel to the Corporation

23.1*	Consent of Ernst & Young Audit and PricewaterhouseCoopers Audit, independent registered public accounting firms

23.2*	Consent of Nolwenn Delaunay, General Counsel to the Corporation (included in the opinion filed as Exhibit 5.1)

23.3*	Consent of Ernst & Young Audit and KPMG Audit, a division of KPMG S.A., independent registered public accounting firms

24.1*	Power of Attorney

107*	Filing Fee Table

* Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France, on April 26, 2024.

TotalEnergies SE

By :	/s/Jean-Pierre SBRAIRE
Name:	Jean-Pierre SBRAIRE
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on April 26, 2024, by the following persons in the capacities indicated.

Signatures	Title

*	Chairman and Chief Executive Officer
Patrick Pouyanné	(Principal Executive Officer)

*	Director
Jacques Aschenbroich
*	Director
Marie-Christine Coisne-Roquette
*	Director
Lise Croteau
*	Director
Mark Cutifani
*	Director
Romain Garcia-Ivaldi
*	Director
Maria van der Hoeven
Director
Glenn Hubbard
*	Director
Anne-Marie Idrac
*	Director
Emma de Jonge
*	Director
Anelise Lara
*	Director
Jean Lemierre
*	Director
Dierk Paskert
*	Director
Angel Pobo

/s/Jean-Pierre SBRAIRE	Chief Financial Officer
Jean-Pierre Sbraire	(Principal Financial Officer)

*	Chief Accounting Officer
Elodie Tilmant	(Principal Accounting Officer)

*	Authorized Representative in the United States
Jeanine Wai

*By	: /s/Jean-Pierre SBRAIRE	Attorney in fact Jean-Pierre Sbraire